Friedlob Sanderson Paulson & Tourtillott, LLC
                     1775 Sherman Street, Twenty-First Floor
                             Denver, Colorado 80203

                                 March 10, 2003

Board of Directors
Equitex, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111

Re:       Registration Statement on Form S-8
          Opinion of Counsel

Gentlemen:

          As counsel for Equitex, Inc. (the "Corporation"), a Delaware corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 380,715 shares (the "Shares") of the Corporation's common stock including shares underlying individual compensation plans, and individual stock option or warrant agreements (collectively, the "Plans") as described in and in accordance with the terms of the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, including upon exercise of any options in accordance with their terms, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

          We are a selling securityholder and the beneficial owner of 130,715 shares of the Corporation's common stock, which is .47% of the outstanding shares of its common stock (including the shares of common stock offered by the reoffer prospectus).

          We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                               Very truly yours,

                               /s/ Friedlob Sanderson Paulson & Tourtillott, LLC